Exhibit 4.2

FIRST AMENDMENT AND CONSENT

TO

REVOLVING CREDIT AGREEMENT

AND

SUCCESSOR AGENT AGREEMENT

dated as of December 19, 2017

among

NOBLE CORPORATION,

as the Company and a Borrower,

NOBLE INTERNATIONAL FINANCE COMPANY, as a Designated Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and a Swingline Lender,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Successor Administrative Agent,

THE LENDERS PARTY HERETO, and

THE ISSUING BANKS AND OTHER SWINGLINE LENDERS PARTY HERETO

FIRST AMENDMENT AND CONSENT TO REVOLVING CREDIT AGREEMENT

AND SUCCESSOR AGENT AGREEMENT

This First Amendment and Consent to Revolving Credit Agreement and Successor Agent Agreement (this “Amendment”) dated as of December 19, 2017, is among NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (the “Company”), as a Borrower, NOBLE INTERNATIONAL FINANCE COMPANY, a Cayman Islands exempted company limited by shares and a wholly-owned Subsidiary of the Company (“NIFCO”), as a Designated Borrower, JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Successor Administrative Agent (as defined below), and the Lenders and other parties party hereto.

RECITALS

WHEREAS, the Company, NIFCO, the other Designated Borrowers from time to time party thereto, the Administrative Agent and the Lenders and other parties from time to time party thereto have entered into that certain Revolving Credit Agreement dated as of January 26, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, concurrently with the First Amendment Effective Date (as defined below), Noble Cayman Limited will enter into the New Credit Agreement (as defined below) and certain Lenders will cease to be Lenders under the Credit Agreement and concurrently become lenders under the New Credit Agreement (each such Lender, a “New Facility Lender”).

WHEREAS, the Borrowers have requested, and the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders party hereto (which constitute Required Lenders) have agreed, to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

WHEREAS, the Borrowers have requested, and the Administrative Agent and the Lenders party hereto (which constitute Required Lenders) have agreed, to permit the Non-Pro Rata Commitment Reduction (as defined below) on the terms and conditions set forth herein.

WHEREAS, JPMorgan Chase, N.A. has agreed to resign as Administrative Agent, and the Company and the Required Lenders have agreed to allow such resignation and to appoint Wilmington Trust, National Association, as successor Administrative Agent (in such capacity, the “Successor Administrative Agent”), and such resignation and appointment shall be effective on the First Amendment Effective Date (as defined below).

NOW, THEREFORE, to induce the Administrative Agent, the Successor Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders party hereto to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment, including the recitals hereto, has the meaning assigned to such term in the Credit Agreement as amended hereby. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendment to Section 1.1. The following defined terms are hereby amended and restated in their entirety or added in their entirety in the appropriate alphabetical order, in each case to read as follows:

“First Amendment” means that certain First Amendment and Consent to Revolving Credit Agreement and Successor Agent Agreement, dated as of December 19, 2017, among the Company, NIFCO, the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders and other parties party thereto.

“First Amendment Effective Date” has the meaning set forth in the First Amendment.

“Local Content Entity” means any Affiliate of the Company (i) that owns a Rig and (ii) the capital stock or other equity interests of which is jointly owned by the Company or any Subsidiary(ies) and any other Person(s) that is (are) required or necessary under local law or custom to own capital stock or other equity interests in the Local Content Entity as a condition for the operation of such Rig in such jurisdiction.

“New Credit Agreement” means that certain Revolving Credit Agreement, dated as of the First Amendment Effective Date, among Noble Cayman Limited, as co-borrower, NIFCO, as co-borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties party thereto (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“New Credit Facility Documents” means, collectively, the New Credit Agreement and any guaranties, certificates, instruments or other documents delivered or contemplated to be delivered thereunder or in connection therewith (in each case, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Noble Cayman Limited” means Noble Cayman Limited, a Cayman Islands exempted company limited by shares.

“Rig” means any mobile offshore drilling unit (including without limitation any jack-up).

“Subsidiary” means, for any Person, any other Person (other than, except in the context of Sections 5.9 and 6.6(a), a SPV) of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors, managers or similar governing body of such other Person (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by such former Person or by one or more of its Subsidiaries. In addition, notwithstanding the foregoing, (i) so long as any member of the Noble Yieldco Group is consolidated with the Company in accordance with GAAP, such member of the Noble Yieldco

Group shall constitute a “Subsidiary” of the Company hereunder and under the other Credit Documents and (ii) so long as Bully 1, Bully 2 or any Local Content Entity is consolidated with the Company in accordance with GAAP, for the purposes of any financial-related definitions, calculations or deliverables provided for herein which refer to the financials of the Company and its Subsidiaries consolidated in accordance with GAAP, or similar language, such Bully 1, Bully 2 or Local Content Entities and each such entity’s respective Subsidiaries shall constitute a “Subsidiary” of the Company hereunder and under the other Credit Documents, with Bully 1, Bully 2 and their respective Subsidiaries being accounted for pursuant to the equity method of accounting.

2.2 Additional Amendments to Section 1.1.

(a) The following defined term hereby amended and restated in its entirety as follows:

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or with the consent of the Administrative Agent and each Lender making a Revolving Loan as part of such Borrowing, any other period), in each case as the applicable Borrower may elect. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

(b) Clause (i) of the definition of “Base Rate” is hereby amended and restated in its entirety as follows:

(i) the per annum fluctuating commercial loan rate announced by JPMorgan Chase Bank, N.A. from time to time at its New York, New York office as its prime rate or base rate for U.S. Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by JPMorgan Chase Bank, N.A. on loans to any of its customers), with any change in the Base Rate resulting from a change in such announced rate to be effective on the date of the relevant change;

2.3 Amendment to Section 2.3(a). Clause (ii) of Section 2.3(a) is hereby amended and restated as follows: “(ii) 12:00 p.m. on the date that is one (1) Business Day prior to the date the Company requests the Lenders to advance a Borrowing of Base Rate Loans.”

2.4 Amendment to Section 2.3(b). Clause (B) of the last sentence of Section 2.3(b) is hereby amended and restated as follows: “(ii) 12:00 p.m. on the date that is one (1) Business Day prior to the date of any conversion of Eurodollar Loans to Base Rate Loans.”

2.5 Amendment to Section 2.9. The first sentence of Section 2.9 is hereby amended and restated as follows: “Each Borrower shall have the right to prepay Base Rate Loans or Swingline Loans without premium or penalty at any time and from time to time, in whole or in part (but, if in part, then in an amount which is equal to or greater than $1,000,000); provided, however, that the Company on behalf of such Borrower shall have given notice of such prepayment to the Administrative Agent no later than 12:00 p.m. on the date that is one (1) Business Day prior to the date such prepayment.”

2.6 Amendment to Section 2.12. Section 2.12(a) is hereby amended by replacing “$500,000,000” contained therein with “$0.00”.

2.7 Amendment to Section 5.16. Section 5.16 is hereby amended by adding “, as in effect on the Effective Date” after the reference to “Section 6.11”.

2.8 Amendment to Section 6.11. Section 6.11 is hereby amended by:

(a) replacing the phrase “Subsidiaries or SPVs” contained in clause (c) thereof with “Subsidiaries, Local Content Entities or SPVs”;

(b) replacing “ten percent (10%)” contained in clause (j) thereof with “fifty percent (50%)”;

(c) adding a new clause (k) to read “(k) Indebtedness under the New Credit Facility Documents;” and

(d) re-lettering former clauses (k) through (m) accordingly.

2.9 Amendment to Section 7.1(j). Section 7.1(j) is hereby amended by adding the phrase “, except as a result of a Redomestication” between “Company” and “;” at the end of such Section.

2.10 Amendment to Section 9.3. Section 9.3 is hereby amended and restated in its entirety as follows:

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Credit Documents and its duties hereunder (and under the other Credit Documents) shall be administrative in nature. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Administrative Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in the Credit Agreement or as the Administrative Agent shall believe in good faith shall be necessary). Neither any Co-Arranger nor any Co-Syndication Agent nor any Co-Documentation Agent shall have any duties, responsibilities, or obligations hereunder in such capacity. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Sections 7.2 and 7.5. Unless and until the Required Lenders (or, if required by Section 10.11, all of the Lenders) give such direction (including, without limitation, the giving of a notice of default as described in Section 7.1(c)), the Administrative Agent may, except as otherwise expressly provided herein or therein, take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders and the Swingline Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Administrative Agent shall be deemed to not have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender. In all cases in which the Credit Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Revolving Notes.

2.11 Amendment to Section 9.7(a). Section 9.7(a) is amended to delete the second sentence thereof and by deleting and replacing the first sentence with the following: “The Administrative Agent may resign at any time upon at least sixty (60) days’ prior written notice to the Lenders and the Company.”

2.12 Amendment to Section 10.07(a). Section 10.07(a) is amended so that the address for notices to the Administrative Agent shall be Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attn: Josh James, Vice President; Fax: 612-217-5651; Email: jjames@wilmingtontrust.com; with a copy to: Duane Morris LLP, 222 Delaware Avenue, Suite 1600, Wilmington, Delaware 19801, Attn: Christopher Winter; Fax: 302-397-2455; Email: cmwinter@duanemorris.com.

2.13 Amendment to Section 10.7(b). Section 10.7(b) is amended to replace the email address set forth therein with the following: jjames@wilmingtontrust.com.

2.14 Amendment to Section 10.13. Section 10.13 is amended by amending and restating the first sentence thereof as follows:

The Company, upon demand by the Administrative Agent, agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent) in connection with the preparation and execution, delivery, performance and administration of the Credit Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated.

2.15 Further Amendment to Section 10.13. Section 10.13 is further amended by deleting the phrase “violation of law or willful breach of its obligations hereunder” from the proviso at the end of the second sentence thereof.

2.16 Amendment to Section 10.15. Section 10.15 is amended by adding the following sentence as the new last sentence thereof: “Notwithstanding the foregoing, the Administrative

Agent may post and otherwise convey Information related to this Agreement to the Lenders in accordance with Section 10.7, and each Lender may share Information related to this Agreement with the Administrative Agent.”

2.17 Amendment to Schedule 1A. Schedule 1A is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 1A attached hereto.

2.18 Amendment to Schedule 1B. Schedule 1B is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 1B attached hereto.

2.19 Amendment to Schedule 2.12. Schedule 2.12 is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 2.12 attached hereto.

Section 3. Non-Pro Rata Commitment Reduction. Upon the occurrence of the First Amendment Effective Date, the Commitment and Swingline Commitment, as applicable, of each New Facility Lender shall be reduced to zero (such reduction on the First Amendment Effective Date, the “Non-Pro Rata Commitment Reduction”). The Administrative Agent hereby agrees that this Amendment constitutes sufficient notice of such Non-Pro Rata Commitment Reduction in accordance with Section 2.13. For the avoidance of doubt, there shall be no Issuing Bank and no Swingline Lenders once the Non-Pro Rata Commitment Reduction occurs, and the parties hereto consent to the existing Issuing Bank resigning on such date notwithstanding any notice period requirements in Section 9.7(b).

Section 4. Consent. As of the Limited Effective Date (as defined below), the Lenders constituting the Required Lenders hereby consent to the Non-Pro Rata Commitment Reduction notwithstanding the requirements and/or limitations set forth in Section 2.13 to the extent, and only to the extent that, the consummation of the Non-Pro Rata Commitment Reduction would violate such requirements and/or limitations (collectively, the “Consent”). The Consent shall constitute a limited, one-time consent, and nothing contained herein shall obligate the Lenders to grant any additional or future consent with respect to, or in connection with, any provision of any Credit Document.

Section 5. Resignation of the Administrative Agent; Appointment of Successor Administrative Agent.

5.1 As of the First Amendment Effective Date (such term is used herein as defined below in Section 6 hereof):

(a) JPMorgan Chase Bank, N.A. hereby resigns as Administrative Agent (in such capacity, the “Resigning Administrative Agent”) and gives notice of such resignation;

(b) each of the Borrowers, the Required Lenders and the Resigning Administrative Agent hereby waives the 30-day notice requirement for such resignation contained in Section 9.7(a) and agrees that such resignation is effective;

(c) the Required Lenders hereby appoint, with the consent of the Company, Wilmington Trust, National Association, as successor Administrative Agent in accordance with Section 9.7(a);

(d) Wilmington Trust, National Association hereby accepts its appointment as the successor Administrative Agent; and

(e) after the First Amendment Effective Date, all references to “Administrative Agent” under the Credit Documents shall be references to Wilmington Trust, National Association.

5.2 Duties and Obligations of Administrative Agent. From and after the First Amendment Effective Date, the Resigning Administrative Agent shall be released from each and all of its obligations and duties as the Administrative Agent under the Credit Documents, and the Successor Administrative Agent shall succeed to and become vested with all of the obligations and duties of the Administrative Agent under the Credit Documents; provided that the Successor Administrative Agent shall have no liabilities, duties, or obligations in respect of any acts or omissions of the Resigning Administrative Agent occurring prior to the First Amendment Effective Date, including with respect to withholding Taxes.

5.3 Rights and Authority of Administrative Agent. Without in any way limiting Section 9.7(a), from and after the First Amendment Effective Date, the Successor Administrative Agent shall be the Administrative Agent and shall succeed to, and become vested with, the rights, authority, privileges, powers and protections of the Administrative Agent under the Credit Documents, and the Resigning Administrative Agent shall automatically cease to have any such rights, authority, privileges, powers and protections; provided, however, that nothing herein shall limit the rights and protections in favor of the Resigning Administrative Agent that expressly survive resignation under the Credit Agreement (including Section 9.7(a) thereof) and the other Credit Documents.

5.4 No Liability Prior to the First Amendment Effective Date. The Resigning Administrative Agent, the Borrowers and the Required Lenders expressly agree and acknowledge that neither the Successor Administrative Agent, in its individual capacity or as the Administrative Agent, nor any of its Affiliates, shall bear any responsibility or liability for any actions taken or omitted to be taken by the Resigning Administrative Agent (or any other party) under this Agreement, the Credit Agreement, or any of the other Credit Documents or the transactions contemplated hereby or thereby prior to the First Amendment Effective Date.

5.5 Certifications. The Resigning Administrative Agent hereby certifies to the Successor Administrative Agent as follows as of the First Amendment Effective Date:

(a) Lenders. To the knowledge of the Resigning Administrative Agent, the copy of the loan register delivered by the Resigning Administrative Agent to the Successor Administrative Agent on or before the First Amendment Effective Date is true, correct and complete as of the First Amendment Effective Date (and after giving effect to the transactions contemplated by this Amendment).

(b) Credit Documents. To the knowledge of the Resigning Administrative Agent, Exhibit A hereto sets forth each Credit Document (other than Borrowing Requests, Swingline Requests and Credit Documents related to Issuing Banks and Letters of Credit), including any Credit Documents that have been delivered to the Successor Administrative Agent as of the

First Amendment Effective Date, and as of the First Amendment Effective Date, there have been no amendments, supplements, forbearance agreements, waivers or consents relating to such Credit Documents (other than this Amendment), to which the Resigning Administrative Agent has knowledge or is a party.

(c) Questionnaires and Other Documentation. The Resigning Administrative Agent has delivered to the Successor Administrative Agent the administrative questionnaires, certifications and other documentation received by the Resigning Administrative Agent from each Lender, in each case, that is in the Resigning Administrative Agent’s possession (collectively, the “Lender Documentation”).

5.6 Certifications. The Borrowers and the Required Lenders acknowledge and agree that the Successor Administrative Agent is entitled to and shall rely on the certifications set forth herein in Section 5.5 and other information and documentation provided to the Successor Administrative Agent by the Resigning Administrative Agent in connection with this Amendment.

5.7 Covenants of Resigning Administrative Agent. The Resigning Administrative Agent shall on or before the First Amendment Effective Date, deliver, or cause to be delivered, promptly to the Successor Administrative Agent executed versions of (a) the Credit Agreement, (b) the Subsidiary Guaranty (as defined on Exhibit A), (c) the Cross-Guaranty (as defined on Exhibit A) and (d) the Lender Documentation.

5.8 Expenses. The Borrowers agree to pay on the First Amendment Effective Date the reasonable and documented out-of-pocket costs and expenses of the Successor Administrative Agent relating to this Agreement, including the negotiation, documentation and closing thereof, including the reasonable and documented fees, charges and disbursements of Duane Morris LLP as counsel for the Successor Administrative Agent, to the extent invoices therefore have been provided at least one day prior to the First Amendment Effective Date.

5.9 Successor Administrative Agent Fees. On the First Amendment Effective Date, the Successor Administrative Agent shall be entitled to receive its agency fees as set forth in that certain Fee Letter, dated as of the date hereof (the “Fee Letter”), between the Borrowers and the Successor Administrative Agent. Fees payable pursuant to the Fee Letter shall be fully earned when due, and when paid shall be nonrefundable for any reason whatsoever (except as otherwise expressly agreed in writing by the Borrowers and the Successor Administrative Agent). For the avoidance of doubt, nothing in this Agreement in any way limits the powers, rights, privileges and protections of the Successor Administrative Agent under the Credit Documents, including without limitation under Sections 3.1(c) and 10.13.

5.10 Successor Administrative Agent Payment Office. All payments of principal, interest or fees made by the Borrowers to the Successor Administrative Agent shall be made to the Successor Administrative Agent at its office at:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, DE 19801

ABA #031100092

Account No. 127063-000

Account Name: Noble Corporation Credit Facility

Reference: ICS

Attention: Josh James

Section 6. Effectiveness.

6.1 Limited Effective Date. This Amendment (other than Sections 2.2 through 2.6, Sections 2.10 through 2.19, Section 3, Section 5 and Section 8.4 hereof) shall become effective on the first date on which each of the conditions set forth in this Section 6.1 is satisfied (such date, the “Limited Effective Date”):

(a) The Administrative Agent shall have executed this Amendment and shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of this Amendment from the Borrowers, each Issuing Bank, each Swingline Lender, the Successor Administrative Agent and the Required Lenders.

(b) No Default or Event of Default shall have occurred and be continuing on such date, immediately after giving effect to the terms of this Amendment.

6.2 First Amendment Effective Date. Sections 2.2 through 2.6, Sections 2.10 through 2.19, Section 3, Section 5 and Section 8.4 of this Amendment shall become effective on the first date on which each of the conditions set forth in this Section 6.2 is satisfied (such date, the “First Amendment Effective Date”):

(a) The Limited Effective Date shall have occurred.

(b) The New Credit Agreement shall have become effective with each New Facility Lender’s commitment thereunder not exceeding the amount set forth opposite such New Facility Lender’s name on Annex 1 attached hereto.

(c) January 3, 2018 shall have occurred.

(d) The Resigning Administrative Agent shall have received for the account of the Lenders all accrued and unpaid facility fees at the rate described in Section 3.1 from the date that the facility fees were most recently paid to (but not including) the First Amendment Effective Date.

(e) No Default or Event of Default shall have occurred and be continuing on such date, immediately after giving effect to the terms of this Amendment.

Section 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Miscellaneous.

8.1 (a) On and after the each of Limited Effective Date and the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Credit Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment as such provisions of this Amendment are in effect on and after such date; (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents; (c) this Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

8.2 Neither the execution by the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender of this Amendment, nor any other act or omission by the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender of any defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Credit Documents (collectively “Violations”). Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s, the Issuing Banks’, the Swingline Lenders’ or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Documents with respect to any Violations; (b) except for the amendments set forth herein, amend or alter any provision of the Credit Agreement, the other Credit Documents, or any other contract or instrument; or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lenders under the Credit Agreement, the other Credit Documents, or any other contract or instrument. Nothing in this letter shall be construed to be a consent by the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender to any Violations.

8.3 Each Borrower hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Credit Document to which it is a party and agrees that each Credit Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Administrative Agent, each Issuing Bank, each Swingline Lender and each Lender that as of each of the Limited Effective Date and the First Amendment Effective Date, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Credit Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

8.4 References in this Section 8 to the “Administrative Agent” mean, for all periods prior to the First Amendment Effective Date, the Resigning Administrative Agent, and from and after the First Amendment Effective Date, the Successor Administrative Agent.

8.5 This Amendment is a Credit Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Credit Documents shall apply hereto.

8.6 THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, INCLUDING THIS AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

NOBLE CORPORATION, a Cayman Islands exempted company limited by shares, as the Company and a Borrower

By:	/s/ Alan R. Hay
Name:	Alan R. Hay
Title:	Director, Vice President and Secretary

NOBLE INTERNATIONAL FINANCE COMPANY, A Cayman Islands exempted company limited by shares, as a Designated Borrower

By:	/s/ Alan R. Hay
Name:	Alan R. Hay
Title:	Director, President and Secretary

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Resigning Administrative Agent, an Issuing Bank, a Swingline Lender and a Lender

By:	/s/ Travis Watson
Name:	Travis Watson
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Successor Administrative Agent

By:	/s/ Nicole Kroll
Name:	Nicole Kroll
Title:	Banking Officer

[Signature Page to First Amendment to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent, a Swingline Lender and a Lender

By:	/s/ Timothy P. Gebauer
Name:	Timothy P. Gebauer
Title:	Director

[Signature Page to First Amendment to Credit Agreement]

BARCLAYS BANK PLC, as Co-Syndication Agent and a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

[Signature Page to First Amendment to Credit Agreement]

CITIBANK, N.A., as Co-Syndication Agent and a Lender

By:	/s/ Gabe Juarez
Name:	Gabe Juarez
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

DNB BANK AS A NEW YORK BRANCH, as Co-Syndication Agent

By:	/s/ Mita Zalavadia
Name:	Mita Zalavadia
Title:	Assistant Vice President

By:	/s/ Magdalena Brzostowska
Name:	Magdalena Brzostowska
Title:	First Vice President

DNB CAPITAL LLC, as a Lender

By:	/s/ Andrew J. Shohet
Name:	Andrew J. Shohet
Title:	Vice President

By:	/s/ Evan W. Uhlick
Name:	Evan W. Uhlick
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

HSBC BANK USA, N.A., as a Lender

By:	/s/ Balaji Rajgopal
Name:	Balaji Rajgopal
Title:	Associate Director

[Signature Page to First Amendment to Credit Agreement]

SUNTRUST BANK, as Co-Syndication Agent and a Lender

By:	/s/ John Fields
Name:	John Fields
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

BNP PARIBAS, as Co-Documentation Agent and a Lender

By:	/s/ Joe Onischuk
Name:	Joe Onischuk
Title:	Managing Director

By:	/s/ Mark Renaud
Name:	Mark Renaud
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Co-Documentation Agent and a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Christopher Zybrick
Name:	Christopher Zybrick
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement]

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, as a Lender

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement]

BANK HAPOALIM B.M., as a Lender

By:	/s/ Helen H. Gateson
Name:	Helen H. Gateson
Title:	Vice President

By:	/s/ Charles McLaughlin
Name:	Charles McLaughlin
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

SCHEDULE 1A

COMMITMENT SCHEDULE

Lender	Commitment
Bank of America	$60,000,000.00
Mizuho Bank, Ltd	$185,000,000.00
Standard Chartered Bank	$55,000,000.00

Total	$300,000,000.00

SCHEDULE 1B

SWINGLINE COMMITMENT SCHEDULE

Swingline Lender	Swingline Commitment
N/A	$0.00

SCHEDULE 2.12

MAXIMUM LC ISSUANCE AMOUNTS

Issuing Bank	Maximum LC Issuance Amount
N/A	$0.00

ANNEX 1

MAXIMUM NEW REVOLVING COMMITMENTS

Lender	Commitment	Percentage
JPMorgan Chase Bank, N.A.	$157,500,000.00	10.50%
Barclays Bank PLC	$157,500,000.00	10.50%
Citibank, N.A.	$157,500,000.00	10.50%
DNB Capital LLC	$157,500,000.00	10.50%
HSBC Bank USA, N.A.	$157,500,000.00	10.50%
SunTrust Bank	$157,500,000.00	10.50%
Wells Fargo Bank, National Association	$157,500,000.00	10.50%
BNP Paribas	$129,500,000.00	8.60%
Credit Suisse AG, Cayman Islands Branch	$129,500,000.00	8.60%
Sumitomo Mitsui Banking Corporation	$80,500,000.00	5.40%
Credit Agricole Corporate and Investment Bank	$42,000,000.00	2.80%
Bank Hapoalim B.M.	$17,500,000.00	1.20%

TOTAL	$1,501,500,000.00	100.0000000000%

EXHIBIT A

Credit Documents

1.	Credit Agreement.

2.	Subsidiary Guaranty (as in effect on the date hereof, the “Subsidiary Guaranty”) dated as of January 26, 2015, made by Noble Holding (U.S.) Corporation, a Delaware corporation, and (d) Noble Holding International Limited, a Cayman Islands exempted company limited by shares, and acknowledged and agreed to by the Company in favor of the Lenders, the Administrative Agent, the Other Agents, the Issuing Banks and the Swingline Lenders (the foregoing Persons are collectively referred to herein as the “Guaranteed Parties”).

3.	Co-Borrower Cross-Guaranty (as in effect on the date hereof, the “Cross-Guaranty”) dated as of January 26, 2015 made by the Borrowers in favor of the Guaranteed Parties.

4.	Each Revolving Note dated as of January 26, 2015 made by the Company in favor of each Lender requesting such Revolving Note.

5.	Each Revolving Note dated as of January 26, 2015 made by NIFCO in favor of each Lender requesting such Revolving Note.

6.	Swingline Note dated as of the date hereof made by the Company in favor of JPMorgan Chase Bank, N.A., as a Swingline Lender.

7.	Swingline Note dated as of the date hereof made by NIFCO in favor of JPMorgan Chase Bank, N.A., as a Swingline Lender.

8.	Swingline Note dated as of the date hereof made by the Company in favor of Wells Fargo Bank, National Association, as a Swingline Lender.

9.	Swingline Note dated as of the date hereof made by NIFCO in favor of Wells Fargo Bank, National Association, as a Swingline Lender.